Exhibit 99

PRESS RELEASE

For Release:	November 3, 2016
Nasdaq:	MFNC
Contact:	Paul D. Tobias, (248) 290-5901 / ptobias@bankmbank.com
Jesse A. Deering, (248) 290-5906 /jdeering@bankmbank.com
Website:	www.bankmbank.com

MACKINAC FINANCIAL CORPORATION

REPORTS NINE MONTH AND THIRD QUARTER RESULTS FOLLOWING SECOND ACQUISITION OF 2016

Manistique, Michigan — Mackinac Financial Corporation (Nasdaq: MFNC) (the “Corporation”), the bank holding company for mBank, today announced third quarter 2016 net income of $1.778 million, or $.28 per share, compared to net income available to common shareholders of $1.018 million, or $.16 per share for the third quarter of 2015. In connection with the acquisitions of Niagara Bancorporation, Inc. (“Niagara”) and First National Bank of Eagle River (“Eagle River”), the Corporation had total GAAP pre-tax transaction related expenses for the third quarter of $.359 million that reduced net income by $.237 million or $.04 per share, on an after tax basis.  The adjusted net income for the third quarter of 2016 (exclusive of all transaction related expenses) is $2.015 million, or $.32 per share.

Operating results for the first nine months of 2016, including transaction related expenses from both Niagara and Eagle River, totaled $2.785 million or $.45 per share compared to $4.003 million or $.64 per share for the same period in 2015. Year-to-date transaction related expenses, largely associated with the early termination of the Eagle River data processing system, totaled $2.928 million with an after-tax impact of $1.932 million on earnings equating to $.31 per share. Adjusted net income for the first nine months of 2016 for the Corporation is $4.718 million, or $.76 per share.

Total assets of the Corporation at September 30, 2016 were $959.121 million, compared to $754.972 million at September 30, 2015. Shareholders’ equity at September 30, 2016 totaled $78.285 million, compared to $76.091 million on September 30, 2015. The book value per share equated to $12.50 on September 30, 2016 compared to $12.18 per share a year ago.  Quarter-end tangible book value was $11.23 per and share and market price was $11.49, or 102% of tangible book value.  Weighted average shares outstanding totaled 6,226,371 for the first nine months of 2016 compared to 6,247,416 for the same period in 2015.

mBank, the Corporation’s subsidiary bank, recorded nine-month adjusted net income of $5.611 million compared to $5.003 million in 2015.  Inclusive of $2.512 million of transaction related expenses at the bank ($1.658 million after tax), net income was $3.953 million for the first nine months of 2016.

Key highlights for the first nine months of 2016 results include:

•                  The 2016 acquisitions of Niagara and Eagle River added approximately $194 million in assets, $115 million in loan balances and $163 million in core deposits to the Corporation.  Since September 30, 2014 (which is inclusive of the Peninsula Financial Corporation acquisition in December 2014 and organic growth) the company has grown assets approximately $345 million from $613.943 million to the current $959.121 million, an increase of 56%.

•                  Healthy new loan production of $206.8 million through September 2016 compared to $175.4 million through September 2015.

•                  Total interest income of $27.398 million through September 2016 compared to $25.117 million for the same period in 2015.

•                  Margin remains solid, at 4.21% through disciplined pricing of loan and deposit products. Net interest income increased from $21.755 million in 2015 to $23.980 million in 2016, a 10% increase.

•                  Credit quality remains strong with a Texas Ratio of 10.55% compared to 13.41% one year ago, and nonperforming assets of $7.938 million, or .83% of total assets, compared with $10.324 million, or 1.37 % of total assets, for the same period in 2015.

•                  Increased contribution from secondary mortgage market activity. Income from this source in the 2016 nine-month period totaled $1.118 million compared to $.750 million in the 2015 nine-month period.

•                  Gains on sold SBA (Small Business Administration) loan premiums through September 2016 was $.717 million compared to $.440 million for the same period of 2015.

Loans and Nonperforming Assets

Total loans at September 30, 2016 were $756.804 million, a $136.898 million increase from $619.906 million at September 30, 2015. The Corporation is up $138.410 million, or 22.3%, from year-end 2015 total loans of $618.394 million. In addition to the aforementioned balance sheet totals, the company services $233.356 million of sold mortgage loans and $43.160 million of sold SBA and USDA loans. Total loans under management now total $1.033 billion.

New loan production totaled $206.777 million with the Upper Peninsula region contributing $127.880 million, the Northern Lower Peninsula $38.479 million, Southeast Michigan $34.099 million and the newly acquired Wisconsin markets $6.319 million. Commercial loan production accounted for $114.842 million of the nine month total, with consumer loans, primarily 1-4 family mortgages, of $91.935 million.  Commenting on new loan production and overall lending activities, Kelly W. George, President and CEO of mBank stated, “We are very pleased with the new loan opportunities and production in all our markets which is up over $31 million from the prior year. Our net loan balances did not quite increase commensurate with production as we experienced some loan portfolio runoff early in the year due, in part, to customers shopping rates that we would not match.  The strategic acquisitions of both Eagle River and Niagara have, however, provided loan balance growth and scale as expected.  We have a healthy loan pipeline for the remainder of the year for both commercial and mortgage business.  As noted in our totals, we are also excited about the momentum in our newly acquired markets in Wisconsin and the new loan generation potential they carry.”

Nonperforming loans totaled $4.669 million, .62% of total loans at September 30, 2016, down $3.359 million from September 30, 2015 balances of $8.028 million.  Total loan delinquencies greater than 30 days resided at a nominal .65%, or $4.975 million. Mr. George, commenting on credit quality, stated, “Our credit quality risk metrics and overall loan portfolio payment performance remains strong with no systemic issues within any segments of the portfolio. The pick-up in retail segment loans from our two acquisitions this year has also provided increased granularity and better overall diversity for the entire loan portfolio on a macro level. Our credit due diligence and purchase accounting marks on the acquired loan portfolios of Eagle River and Niagara have proven accurate as well, and they are providing accretion at anticipated levels post-closing.”

Margin Analysis

In the first nine months of 2016 net interest income and net interest margin were $23.980 million and 4.21%, from $21.755 million and 4.29%, in the first nine months of 2015.  The increase in net interest income was largely due to the Niagara and Eagle River acquisitions.  The Corporation also had increased net interest contribution due to the accretive attributes associated with the purchase accounting adjustments related to the three acquisitions completed in the past two years. Mr. George stated, “We have been successful in maintaining our strong net interest margin within this historically low interest rate cycle through the use of continued targeted funding strategies and disciplined loan pricing in efforts to mitigate longer term interest rate risk. We continue to look for any loan and investment opportunities that fit our balance sheet structure but will not take unnecessary risk or extend durations in order to enhance short term yields.  While we acquired some excess liquidity through the acquisitions and experienced summer seasonal increases in our deposit portfolio, we have been able to normalize the cash position and put those dollars to work funding good loan opportunities.  Further, we remain predominantly asset sensitive within our balance sheet structure and expect that upward movements of short term interest rates will be beneficial for future earnings.”

Deposits

Total deposits of $807.180 million at September 30, 2016 increased by $184.846 million (including approximately $163 million from the Niagara and Eagle River acquisitions) from deposits of $622.334 million on September 30, 2015 and increased $196.857 million from year end deposits of $610.323 million.  Mr. George, commenting on core deposits and overall liquidity, stated. “We proactively review our short and long term funding needs and pricing levels within the different segments of our deposit products in order to best manage our net interest margin while still offering competitive products to our clientele. We will also utilize alternative funding sources such as internet CDs and smaller levels of wholesale deposits when deemed necessary to structure different liabilities to match asset growth durations, and cover any potential short term funding gaps that could arise to protect our balance sheet in various interest rate change scenarios.  Through the acquisitions, we have augmented our core deposit base to where our utilization of non-core sources has decreased as a percent of our total assets.”

Noninterest Income/Expense

Noninterest income, at $3.012 million in the first nine months of 2016, increased $.265 million from $2.747 million in the first nine months of 2015.  The primary reason for the improvement was increased year over year activity in the secondary mortgage market as well as SBA gains.  Income from sold secondary mortgages totaled $1.118 million compared to $.750 million in the 2015 nine-month period while SBA gains were $.717 million compared to $.440 million in 2015.  Noninterest expense, at $22.376 million in the first nine months of 2015, increased $4.806 million from the first nine months of 2015. The 2016 increase from the first nine months of 2015 was largely attributable to the acquisition costs including the aforementioned termination fee. There were also customary increases in salaries and benefits for new staff, along with increased occupancy expense due to the acquired branch offices. Consistent with management’s operating diligence projections prior to both acquisitions, the Corporation has reached the attained levels of overall efficiencies as management looks to grow market presence heading into 2017. Management remains diligent in monitoring and controlling the Corporation’s overall expense base, which continues to reside at or below peer levels.

Assets and Capital

Total assets of the Corporation at September 30, 2016 were $959.121 million, up $204.149 million from the $754.972 million reported at September 30, 2015, with approximately $194 million attributable to the acquisitions in 2016, and up from the $739.269 million of total assets at year-end 2015. The Corporation is “adequately” capitalized and the Bank is “well-capitalized” with Total Capital to Risk Weighted Assets at the Corporation of 8.81% and 11.61% at the Bank.

Paul D. Tobias, Chairman and Chief Executive Officer of the Corporation added, “Overall, we are pleased with the execution of our plan through the first three quarters of 2016.  Even with a very competitive market for good loans and the stagnant interest rate environment, we have continued to add accretive scale.  Our entry into the Wisconsin markets provides a larger platform for continued organic growth and adds complementary markets to our Upper Peninsula footprint.  We have maintained our key core operating metrics and have positioned the company in a way that will allow us to take advantage of any future strategic opportunities that present themselves.  We are looking forward to a solid finish to the year now that the integration of both Niagara and Eagle River is complete.”

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $950 million and whose common stock is traded on the NASDAQ stock market as “MFNC.”   The principal subsidiary of the Corporation is mBank.  Headquartered in Manistique, Michigan, mBank has 23 branch locations; twelve in the Upper Peninsula, three in the Northern Lower Peninsula, in Oakland County, Michigan and seven in Northern Wisconsin.  The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance.  These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission.  These and other factors may cause decisions and actual results to differ materially from current expectations.  Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

	As of and For the	As of and For the	As of and For the
	Period Ending	Year Ending	Period Ending
	September 30,	December 31,	September 30,
(Dollars in thousands, except per share data)	2016	2015	2015
	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$959,121	$739,269	$754,972
Loans	756,804	618,394	619,906
Investment securities	88,886	53,728	54,432
Deposits	807,180	610,323	622,334
Borrowings	67,730	45,754	49,593
Shareholders’ equity	78,285	76,602	76,091

Selected Statements of Income Data nine months and year ended):
Net interest income	$23,980	$29,120	$21,755
Income before taxes	4,266	7,929	6,077
Net income	2,785	5,596	4,003
Income per common share - Basic	.45	.90	.64
Income per common share - Diluted	.45	.89	.64
Weighted average shares outstanding	6,226,900	6,247,416	6,247,416
Weighted average shares outstanding- Diluted	6,255,803	6,278,817	6,278,817

Three Months Ended:
Net interest income	$8,696	$7,365	$7,235
Income before taxes	2,700	1,852	1,544
Net income	1,778	1,593	1,018
Income per common share - Basic	.29	.26	.16
Income per common share - Diluted	.28	.26	.16
Weighted average shares outstanding	6,238,756	6,225,614	6,238,963
Weighted average shares outstanding- Diluted	6,284,359	6,257,180	6,278,009

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	4.21%	4.30%	4.29%
Return on average assets	.45	.76	.72
Return on average equity	4.75	7.41	7.09

Average total assets	$834,378	$738,688	$740,593
Average total shareholders’ equity	78,264	75,545	75,436
Average loans to average deposits ratio	98.84%	100.52%	100.08%

Common Share Data at end of period:
Market price per common share	$11.49	$11.49	$10.10
Book value per common share	12.50	12.32	12.18
Tangible book value per share	11.23	11.54	11.39
Dividends paid per share, annualized	.400	.400	.400
Common shares outstanding	6,263,371	6,217,620	6,249,595

Other Data at end of period:
Allowance for loan losses	$4,862	$5,004	$5,779
Non-performing assets	$7,938	$4,863	$10,324
Allowance for loan losses to total loans	.64%	.81%	.93%
Non-performing assets to total assets	.83%	.66%	1.37%
Texas ratio	10.55%	6.34%	13.41%

Number of:
Branch locations	23	17	17
FTE Employees	218	173	173

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30	December 31,	September 30
	2016	2015	2015
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$46,200	$25,005	$28,581
Federal funds sold	2,415	3	10,000
Cash and cash equivalents	48,615	25,008	38,581

Interest-bearing deposits in other financial institutions	14,047	5,089	5,089
Securities available for sale	88,886	53,728	54,432
Federal Home Loan Bank stock	2,926	2,169	2,169

Loans:
Commercial	513,266	450,275	446,327
Mortgage	222,840	152,272	156,764
Consumer	20,698	15,847	16,815
Total Loans	756,804	618,394	619,906
Allowance for loan losses	(4,862)	(5,004)	(5,779)
Net loans	751,942	613,390	614,127

Premises and equipment	16,028	12,524	12,670
Other real estate held for sale	3,269	2,324	2,296
Deferred tax asset	9,287	9,213	9,326
Deposit based intangibles	2,235	1,076	1,106
Goodwill	5,694	3,805	3,805
Other assets	16,192	10,943	11,371

TOTAL ASSETS	$959,121	$739,269	$754,972

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest bearing deposits	$163,278	$122,775	$114,769
NOW, money market, interest checking	287,097	202,784	213,737
Savings	60,322	30,882	31,742
CDs<$250,000	150,170	124,084	129,715
CDs>$250,000	9,015	8,532	27,272
Brokered	137,298	121,266	105,099
Total deposits	807,180	610,323	622,334

Borrowings	67,730	45,754	—
Fed funds purchased	—	—	49,593
Other liabilities	5,926	6,590	6,954
Total liabilities	880,836	662,667	678,881

SHAREHOLDERS’ EQUITY:
Preferred stock - No par value:
Authorized 500,000 shares, Issued and outstanding - none	—	—	—
Common stock and additional paid in capital - No par value
Authorized - 18,000,000 shares
Issued and outstanding - 6,226,246; 6,217,620; and 6,239,250 shares respectively	61,433	61,133	61,320
Retained earnings	16,115	15,221	14,229
Accumulated other comprehensive income
Unrealized gains on available for sale securities	786	297	591
Minimum pension liability	(49)	(49)	(49)

Total shareholders’ equity	78,285	76,602	76,091

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$959,121	$739,269	$754,972

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$9,441	$8,019	$26,085	$23,986
Tax-exempt	19	3	34	9
Interest on securities:
Taxable	387	282	953	845
Tax-exempt	57	35	114	129
Other interest income	91	46	212	148
Total interest income	9,995	8,385	27,398	25,117

INTEREST EXPENSE:
Deposits	870	843	2,410	2,467
Borrowings	429	307	1,008	895
Total interest expense	1,299	1,150	3,418	3,362

Net interest income	8,696	7,235	23,980	21,755
Provision for loan losses	200	350	350	855
Net interest income after provision for loan losses	8,496	6,885	23,630	20,900

OTHER INCOME:
Deposit service fees	259	196	723	624
Income from loans sold on the secondary market	512	301	1,118	750
SBA/USDA loan sale gains	551	40	717	440
Mortgage servicing income	(12)	9	(74)	239
Net security gains	40	133	149	402
Other	139	94	379	292
Total other income	1,489	773	3,012	2,747

OTHER EXPENSE:
Salaries and employee benefits	3,687	3,139	10,592	9,102
Occupancy	680	602	1,960	1,804
Furniture and equipment	440	370	1,248	1,159
Data processing	440	327	1,118	1,041
Advertising	157	153	494	399
Professional service fees	309	348	807	928
Loan and deposit	152	136	434	399
Writedowns and losses on other real estate held for sale	60	104	62	141
FDIC insurance assessment	131	135	356	383
Telephone	140	108	374	346
Transaction related expenses	359	—	2,928	—
Other	730	692	2,003	1,868
Total other expenses	7,285	6,114	22,376	17,570

Income before provision for income taxes	2,700	1,544	4,266	6,077
Provision for income taxes	922	526	1,481	2,074

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	1,778	1,018	2,785	4,003

INCOME PER COMMON SHARE:
Basic	$.29	$.16	$.45	$.64
Diluted	$.28	$.16	$.45	$.64

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES

LOAN PORTFOLIO AND CREDIT QUALITY

(Dollars in thousands)

Loan Portfolio Balances (at end of period):

	September 30,	December 31,	September 30,
	2016	2015	2015
	(Unaudited)	(Unaudited)	(Unaudited)
Commercial Loans:
Real estate - operators of nonresidential buildings	$110,252	$102,620	$102,897
Hospitality and tourism	53,182	41,300	41,156
Lessors of residential buildings	23,939	25,930	25,911
Gasoline stations and convenience stores	20,286	21,647	17,077
Commercial construction	14,343	15,330	15,498
Real estate agents and managers	9,962	11,225	9,785
Other	281,302	232,223	234,003
Total Commercial Loans	513,266	450,275	446,327

1-4 family residential real estate	211,072	140,502	144,807
Consumer	20,698	15,847	16,815
Consumer construction	11,768	11,770	11,957

Total Loans	$756,804	$618,394	$619,906

Credit Quality (at end of period):

	September 30	December 31,	September 30
	2016	2015	2015
	(Unaudited)	(Unaudited)	(Unaudited)
Nonperforming Assets :
Nonaccrual loans	$4,498	$2,353	$7,226
Loans past due 90 days or more	32	32	—
Restructured loans	139	154	802
Total nonperforming loans	4,669	2,539	8,028
Other real estate owned	3,269	2,324	2,296
Total nonperforming assets	$7,938	$4,863	$10,324
Nonperforming loans as a % of loans	.62%	.41%	1.30%
Nonperforming assets as a % of assets	.83%	.66%	1.37%
Reserve for Loan Losses:
At period end	$4,862	$5,004	$5,779
As a % of average loans	.71%	.83%	.95%
As a % of nonperforming loans	104.13%	197.09%	71.99%
As a % of nonaccrual loans	108.09%	212.66%	79.98%
Texas Ratio	10.55%	6.34%	13.41%

Charge-off Information (year to date):
Average loans	$680,027	$602,904	$607,284
Net charge-offs (recoveries)	$492	$1,340	$216
Charge-offs as a % of average loans, annualized	.10%	.22%	.05%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	September 30	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
BALANCE SHEET (Dollars in thousands)

Total loans	$756,804	$725,635	$618,625	$618,394	$619,906
Allowance for loan losses	(4,862)	(4,733)	(4,824)	(5,004)	(5,779)
Total loans, net	751,942	720,902	613,801	613,390	614,127
Total assets	959,121	892,328	732,932	739,269	754,972
Core deposits	660,867	579,606	473,761	480,525	509,466
Noncore deposits	146,313	158,757	119,217	129,798	112,868
Total deposits	807,180	738,363	592,978	610,323	622,334
Total borrowings	67,730	70,604	56,454	45,754	49,593
Total shareholders’ equity	78,285	77,081	77,395	76,602	76,091
Total tangible equity	70,356	69,916	72,544	71,721	71,180
Total shares outstanding	6,263,371	6,226,246	6,231,246	6,217,620	6,249,595
Weighted average shares outstanding	6,238,756	6,227,730	6,214,083	6,225,614	6,247,416

AVERAGE BALANCES (Dollars in thousands)

Assets	$930,353	$834,674	$737,088	$733,035	$751,153
Loans	734,702	689,462	615,684	613,846	614,315
Deposits	780,265	679,183	604,363	602,857	624,528
Equity	78,027	79,481	77,284	75,871	76,362

INCOME STATEMENT (Dollars in thousands)

Net interest income	$8,696	$7,996	$7,288	$7,365	$7,235
Provision for loan losses	200	150	—	349	350
Net interest income after provision	8,496	7,846	7,288	7,016	6,885
Total noninterest income	1,489	896	627	1,142	773
Total noninterest expense	7,285	8,893	6,198	6,306	6,114
Income before taxes	2,700	(151)	1,717	1,852	1,544
Provision for income taxes	922	(26)	585	259	526
Net income available to common shareholders	$1,778	$(125)	$1,132	$1,593	$1,018
Income pre-tax, pre-provision	$2,900	$(1)	$1,717	$2,201	$1,894

PER SHARE DATA

Earnings	$.29	$(.02)	$.18	$.26	$.16
Book value per common share	12.50	12.38	12.42	12.32	12.18
Tangible book value per share	11.23	11.23	11.64	11.54	11.39
Market value, closing price	11.49	11.01	10.25	11.49	10.10
Dividends per share	.100	.100	.100	.100	.100

ASSET QUALITY RATIOS

Nonperforming loans/total loans	.62%	.46%	.28%	.50%	1.30%
Nonperforming assets/total assets	.83	.76	.60	.73	1.37
Allowance for loan losses/total loans	.64	.65	.78	.81	.93
Allowance for loan losses/nonperforming loans	104.13	142.52	280.96	197.09	71.99
Texas ratio (1)	10.55	9.13	5.61	6.34	13.41

PROFITABILITY RATIOS

Return on average assets	.76%	(.06)%	.62%	.86%	.54%
Return on average equity	9.06	(.63)	5.89	8.33	5.28
Net interest margin	4.18	4.19	4.33	4.34	4.18
Average loans/average deposits	94.16	101.51	101.87	101.82	98.36

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	7.29%	7.68%	9.55%	9.81%	9.02%
Tier 1 capital to risk weighted assets	8.22	8.76	10.82	10.23	10.28
Total capital to risk weighted assets	8.81	9.39	11.57	11.94	11.17
Average equity/average assets (for the quarter)	8.39	9.52	10.49	11.19	10.19
Tangible equity/tangible assets (at quarter end)	7.40	7.90	9.96	9.77	9.49